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                                                                    EXHIBIT 11.1

                                UTILX CORPORATION

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                             Year Ended March 31,
                                                          ----------------------------------------------------------------------
                                                                  1997                     1996                    1995
                                                          --------------------    ----------------------   ---------------------
                                                           Earnings                Earnings
                                                            (Loss)    Shares        (Loss)      Shares      Earnings    Shares
                                                          ---------- ---------    ----------  ----------   ---------- ----------
                                                                   (In Thousands, Except Per Share Amounts)
Primary earnings (loss) per common share:

Net earnings (loss) available for common stock and
     weighted average common shares outstanding            $2,968      7,180       $(4,489)      7,185      $(2,022)     7,172

Stock options and warrants assumed exercised  -
     net                                                                 131                                                31
                                                           ------     ------       -------      ------      -------     ------
Total net earnings (loss) and primary common
     shares                                                $2,968      7,311       $(4,489)      7,185      $(2,022)     7,203
                                                           ------     ------       -------      ------      -------     ------
                                                           ------     ------       -------      ------      -------     ------

Primary earnings (loss) per common share                   $  .41                  $  (.62)                 $  (.28)
                                                           ------                  -------                  -------
                                                           ------                  -------                  -------

Fully diluted earnings (loss) per common share:

Net earnings (loss) available for common stock and
     weighted average common shares outstanding            $2,968      7,180       $(4,489)      7,185      $(2,022)     7,172

Stock options and warrants assumed exercised  -
     net                                                                 137                                                32
                                                           ------     ------       -------      ------      -------     ------

Total net earnings (loss) and fully diluted common
     shares                                                $2,968      7,317       $(4,489)      7,185      $(2,022)     7,204
                                                           ------     ------       -------      ------      -------     ------
                                                           ------     ------       -------      ------      -------     ------

Fully diluted earnings (loss) per common share             $  .41                  $  (.62)                 $  (.28)
                                                           ------                  -------                  -------
                                                           ------                  -------                  -------